 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2026
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	OTEX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On October 1, 2026, Open Text Corporation (“OpenText” or the “Company”) and OpenText Inc. entered into a third amendment (the “Third Amendment”) to OpenText’s fourth amended and restated credit agreement, dated as of October 31, 2019 (as amended, restated, supplemented or otherwise modified prior to the date of the Third Amendment, the “Revolver”), by and among the Company and Open Text Inc., as borrowers, the guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as administrative agent, collateral agent and swing line lender, and Royal Bank of Canada as documentary credit lender. The Third Amendment amends the Revolver principally to extend the maturity of the Revolver from December 19, 2028 to October 1, 2031, subject to certain terms as specified under the Revolver.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On October 1, 2026, OpenText issued and sold $500 million in aggregate principal amount of 6.700% senior secured notes due 2031 (the “2031 Notes”) and $500 million in aggregate principal amount of 7.150% senior secured notes due 2033 (the “2033 Notes” and, together with the 2031 Notes, the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).
The 2031 Notes were issued pursuant to an indenture (the “2031 Notes Indenture”), dated as of October 1, 2026, among the Company, the subsidiary guarantors party thereto, The Bank of New York Mellon, as U.S. trustee and Notes collateral agent, and Computershare Advantage Trust of Canada (f/k/a BNY Trust Company of Canada), as Canadian trustee. The 2033 Notes were issued pursuant to an indenture (the “2033 Notes Indenture” and, together with the 2031 Notes Indenture, the “Indentures”), dated as of October 1, 2026, among the Company, the subsidiary guarantors party thereto. The Bank of New York Mellon, as U.S. trustee and Notes collateral agent, and Computershare Advantage Trust of Canada (f/k/a BNY Trust Company of Canada), as Canadian trustee.
The 2031 Notes bear interest at a rate of 6.700% per annum, payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2027. The 2031 Notes will mature on October 15, 2031, unless earlier redeemed or repurchased. The 2033 Notes bear interest at a rate of 7.150% per annum, payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2027. The 2033 Notes will mature on October 15, 2033, unless earlier redeemed or repurchased.
The Company may redeem all or a portion of the 2031 Notes at any time prior to September 15, 2031 (the “2031 Notes Par Call Date”) and all or a portion of the 2033 Notes at any time prior to August 15, 2033 (the “2033 Notes Par Call Date” and together with the 2031 Notes Par Call Date, each a “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the applicable Par Call Date), less interest accrued to the date of redemption, plus accrued and unpaid interest to, but excluding, the redemption date. On or after the applicable Par Call Date, the Company may redeem the applicable Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
If the Company experiences a change of control triggering event as specified in each of the Indentures, the Company will be required to make an offer to repurchase the applicable Notes at a price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase.
The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, to fund, in the aggregate (i) the redemption in full of the outstanding $1.0 billion principal amount of its 6.900% Senior Secured Notes due 2027, including the payment of the applicable redemption premium, accrued and unpaid interest and related costs and expenses, and (ii) the consideration for any of its outstanding 3.875% Senior Notes due 2028 (the “2028 Notes”) accepted for purchase in the tender offer by the Company for such 2028 Notes, up to an aggregate principal amount of the 2028 Notes that will not exceed $300 million, both of which are expected to settle on October 2, 2026.

The Notes are guaranteed on a senior secured basis by OpenText’s existing wholly-owned subsidiaries that are guarantors or co-obligors under the Revolver, OpenText’s first lien term loan facility (the “Term Loan Credit Agreement”) and the 2027 Notes. The Notes and related guarantees are secured on the same basis as the Revolver, the Term Loan Credit Agreement and the 2027 Notes. The Notes and the related guarantees will be effectively senior to all of the Company’s and the guarantors’ senior unsecured debt to the extent of the value of the Collateral (as defined in each Indenture) and will be structurally subordinated to all existing and future liabilities of each of the Company’s existing and future subsidiaries that do not guarantee the Notes.
Each of the Indentures contains covenants that limit the Company and certain of the Company’s subsidiaries’ ability to, among other things: (i) create certain liens and enter into sale and lease-back transactions; (ii) create, assume, incur or guarantee additional indebtedness of the Company or certain of the Company’s subsidiaries without such subsidiary becoming a subsidiary guarantor of the applicable Notes; and (iii) consolidate, amalgamate or merge with, or convey, transfer, lease or otherwise dispose of the Company’s property and assets substantially as an entirety to, another person. These covenants are subject to a number of important limitations and exceptions as set forth in each Indenture. Each of the Indentures also provides for certain events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding applicable Notes to be due and payable immediately.
The Notes and related guarantees have not been and will not be registered under the Securities Act. The Notes and related guarantees were not offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act, and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada were made on a basis which was exempt from the prospectus requirements of such securities laws.
The foregoing description of the Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Indentures, which are filed herewith as Exhibits 4.1 and 4.3 to this Current Report on Form 8-K and incorporated herein by reference.
The description of the Third Amendment set forth in Item 1.01 above, and the related Exhibit 10.1, are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

4.1
Indenture governing the Company's 6.700% senior secured notes due 2031, dated as of October 1, 2026, among the Company, the subsidiary guarantors party thereto, The Bank of New York Mellon, as U.S. trustee and Notes collateral agent, and Computershare Advantage Trust of Canada (f/k/a BNY Trust Company of Canada), as Canadian trustee.

4.2	Form of the Company’s 6.700% senior secured notes due 2031 (included in Exhibit 4.1).
4.3
Indenture governing the Company's 7.150% senior secured notes due 2033, dated as of October 1, 2026, among the Company, the subsidiary guarantors party thereto, The Bank of New York Mellon, as U.S. trustee and Notes collateral agent, and Computershare Advantage Trust of Canada (f/k/a BNY Trust Company of Canada), as Canadian trustee.

4.4	Form of the Company’s 7.150% senior secured notes due 2033 (included in Exhibit 4.3).
10.1
Amendment No. 3 to Fourth Amended and Restated Credit Agreement, dated October 1, 2026, by and among Open Text Inc. and the Company, as borrowers, the guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as administrative agent, collateral agent and swing line lender, and Royal Bank of Canada as documentary credit lender.

99.1	Press Release, dated October 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

October 1, 2026	By:	/s/ Michael F. Acedo
Michael F. Acedo EVP, Chief Legal Officer & Corporate Secretary